Exhibit 10.1

Execution Copy

FORBEARANCE AND AMENDMENT AGREEMENT

This Forbearance and Amendment Agreement (“Agreement”) is made and entered into this 4th day of March, 2020, by and between, ALTO OPPORTUNITY MASTER FUND, SPC – SEGREGATED MASTER PORTFOLIO B (the “Investor”) and Reebonz Holdings Limited, a company organized under the laws of the Cayman Islands, with offices located at 5 Tampines North Drive 5, #07-00, Singapore 528548 (the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties refer herein to the following:

(i) that certain Securities Purchase Agreement, dated as of September 4, 2019 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Securities Purchase Agreement”), by and among the Company and the buyers signatory thereto (the “Buyers”), pursuant to which, among other things, the Company sold, and the Investor, in its capacity as a Buyer, purchased (A) that certain Senior Convertible Note, dated September 4, 2019, with an original principal amount of US$3,750,000 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Note”), convertible into Ordinary Shares (as defined in the Securities Purchase Agreement) in accordance therewith;

(ii) capitalized terms not defined herein shall have the meaning as set forth in the Note;

(iii) as of the date hereof, the Company is in breach of both Section 4(a)(i) and Section 4(a)(vi) of the Note (the “Existing Defaults”) and, as a result thereof, the Investor has the right to seek an Event of Default Redemption at the Event of Default Redemption Price, with such Event of Default Redemption Price payable in cash five (5) Business Days after the Investor’s deliver of an Event of Default Redemption Notice to the Company; and

(iv) from the incurrence, and during the continuation, of the Existing Defaults, pursuant to Section 23(c) of the Notes, all unpaid amounts under the Notes are subject to Interest at the Default Rate of 18% per annum until such amounts are paid in full; and

WHEREAS, pursuant to the terms of this Agreement, the Investor has agreed (a) to forbear (i) from taking any action with respect to the Existing Defaults and (ii) from issuing any demand for redemption of the Note on the basis of the Existing Defaults (collectively, the “Agreed Forbearances”), in each case for a period commencing on the Effective Date (as defined below) and expiring at the earlier of (1) 5:00PM, New York city time on March 31, 2020, (or, if earlier, such date when all amounts outstanding under the Note shall be paid in full or otherwise converted into Ordinary Shares in accordance therewith), (2) such date after which all of the Ordinary Shares may be resold, without restriction, by the Investor either pursuant to Rule 144 or a Registration Statement that has been declared effective by the SEC; and (3) the time of any breach by the Company of any term or provision of this Agreement or the occurrence of any Event of Default that is not an Existing Default (the “Forbearance Expiration Date”), (b) to waive clause (ii)(y)(I) of the definition of “Alternate Conversion Price” and (c) to waive, in part, Section 3(e)(ii) of the Note solely with respect to the replacement of “Conversion Amount” with “Redemption Premium of the Conversion Amount” only with respect to any Alternate Conversion Date on which no Event of Default then remains outstanding (the waivers in clauses (b) and (c) above, collectively, the “Alternate Conversion Investor Waivers”).

WHEREAS, the Company has also agreed, in consideration for the Investor’s entry into this Agreement, that, (a) to waive, in part, Section 3(e) of the Note to permit the Investor from effecting Alternate Conversions at any time, whether or not an Event of Default under the Note exists on the applicable Alternate Conversion Date (the “Alternate Conversion Company Waiver”); (b) to acknowledge and agree to the Redemption Capitalization (as defined below) with respect to each Installment Amount due and payable on each Installment Date in November 2019, December 2019, January 2020 and, with respect to the Installment Amount due on February 28, 2020, if not paid on or prior to such date, a Redemption Capitalization with respect to the Installment Amount due and payable on such date (all such amounts, collectively, the “Late Installment Amounts”); and (c) to acknowledge and agree that the failure to pay the Late Installment Amounts, when due under the Notes, is not capable of being cured, such related Redemption Capitalization Amounts (as defined below) shall bear interest at the Default Rate, whether or not any other Event of Default remains outstanding, until such Redemption Capitalization Amounts are repaid in full (or, if elected by the Holder, converted into Ordinary Shares in accordance with the terms of the Notes).

NOW, THEREFORE, in consideration of the promises, mutual covenants, understandings and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, the parties do hereby agree as follows:

1. Forbearance. Effective upon the Effective Date (as defined below) until the Forbearance Expiration Date (such date from the Effective Date through the Forbearance Expiration Date, the “Forbearance Period”), the Investor agrees to the Agreed Forbearances. In addition, Investor acknowledges that the Company has received a notice of delisting from the Principal Market (as defined under the Note) on February 27, 2020 (the “Notice”) and Investor hereby confirms that the Notice does not constitute an Event of Default under the Note. For the avoidance of doubt, nothing herein shall be deemed to amend modify or waive any event of default upon any actual delisting of the Ordinary Shares from the Principal Market (as defined under the Note).

2. Alternate Conversion Waivers. The parties hereto acknowledge and agree that, as of the Effective Date, the Alternate Conversion Investor Waivers and the Alternate Conversion Company Waiver shall become effective and shall be irrevocable.

3. Redemption Capitalizations. The Company acknowledges that (a) the failure to pay the Late Installment Amounts due on each of the first three Installment Dates gave the Holder the right to elect to redeem each Late Installment Amount under the Note for an Event of Default Redemption Price of $500,000 per each Late Installment Amount (each, a “Late Installment Redemption Price”), and (b) the Company’s willingness to negotiate and enter into this Agreement with the Holder is the sole reason the Holder did not previously deliver an Event of Default Redemption Notice to the Company with respect to each such Late Installment Amount. The Company and the Holder hereby agree as follows (i) the Holder shall be deemed to have delivered to the Company an Event of Default Redemption Notice for each Late Installment Amount on the Trading Day after each such Late Installment Amount was due hereunder and, pursuant to Section 11(a) of the Notes, shall be deemed to have simultaneously withdrawn each such Event of Default Redemption Notice, with each Installment Amount outstanding under the Note being deemed to have increased (pursuant to the terms of Section 11(a) of the Notes) to the applicable Late Installment Redemption Price (each, a “Redemption Capitalization Amount”) (with the Company waiving any timing provision under the Note, as necessary, to permit the simultaneous deemed delivery and withdrawal of such Event of Default Redemption Notice) (each, a “Redemption Capitalization”). For the avoidance of doubt, the parties hereto acknowledge and agree that at all times after the date of each Redemption Capitalization, such Redemption Capitalization Amounts shall bear interest at the Default Rate until such Redemption Capitalization Amounts are repaid (or, if elected by the Holder, converted into Ordinary Shares in accordance with the terms of the Notes), whether or not any other outstanding Event of Default has been cured, as the failure to timely pay such Redemption Capitalization Amounts is impossible to cure.

4. Rights; Effective Date. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to limit the rights of the Investor with respect to any amounts outstanding under the Notes at any time of determination with respect to any Event of Default other than the Existing Defaults and, solely during the Forbearance Period, the Agreed Forbearances, or with respect to any right, remedy, election among remedies, or defense not expressly described in the Agreed Forbearances, and all such rights, remedies, elections among remedies, and defenses of the Investor are hereby reserved. This Agreement shall be effective upon the date of execution of this Agreement by the parties hereto (the “Effective Date”)

5. 144 Opinions. The parties hereto agree that (a) attached hereto as Exhibit A is the form of Rule 144 representation letter, to be delivered by the Holder to the Company with respect to any potential resale of securities issued (or issuable) upon conversion of the Note in reliance on Rule 144 and (b) attached hereto as Exhibit B is the form of opinion, from Dentons US LLP, counsel to the Company with respect to any such conversion of the Note on or after the date hereof.

6. Advisor. The Company shall engage David Donohoe of Donohoe Advisory (the “Advisor”) with respect to the Company’s maintaining of its listing on the Principal Market and shall instruct the Advisor to discuss such matters with the Holder, at the Company’s expense, at any time requested by the Holder;

7. The Investor’s Representations and Warranties. The Investor hereby represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. It has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel, accountant and tax advisers; and this Agreement has been executed and delivered by it of its own free will and without promises, threats or the exertion of any duress.

d. This Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

8. The Company’s Representations and Warrants. The Company hereby represents and warrants as follows:

a. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined in the Securities Purchase Agreement).

b. Neither the Company nor any of its Subsidiaries are under any contractual or other restriction or other obligation which is inconsistent with this Agreement and any other related documents. The execution, delivery and performance of this Agreement by the Company and each of its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby will not (I) result in a violation of the organizational documents of the Company or any of its Subsidiaries, any share capital of the Company or any of its Subsidiaries, (II) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (III) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (II) or (III) above, to the extent that such violations could not reasonably be expected to have a Material Adverse Effect.

c. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s shareholders in connection therewith. This Agreement have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity (as defined below) other than the necessary consent, filing or registration with any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated hereby. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected, and neither the Company nor any of its Subsidiaries are aware of any specific facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registrations, applications or filings contemplated hereby. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

e. All disclosure provided to the Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except the execution of this Forbearance Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

9. No Change To Terms Except As Set Forth. The Company hereby confirms and agrees that, except as set forth in Section 1 above, (i) each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Investor under this Agreement or any other Transaction Document, nor constitute an amendment of any provision of any this Agreement or any other Transaction Document.

10. Disclosure. The Company shall, on or before 8:30 a.m., New York City time, on the first (1st) business day after the date of this Agreement, issue a Report of Foreign Issuer on Form 6-K disclosing all material terms of the transactions contemplated hereby and attaching this Agreement, as an exhibit thereto (collectively with all exhibits attached thereto, the “6-K Filing”). From and after the date of the 6-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 6-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the 6-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor from and after the 6-K Filing without the Investor's express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation or with Investor or Investor’s counsel’s prior written consent. In addition, effective upon the from and after the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

11. Binding. This Agreement shall inure to the benefit of the parties and shall be binding upon each of the parties and their assigns, successors, heirs, and representatives.

12. Authority. Each of the Parties represents and warrants that it has the authority to enter into this Agreement, that the person(s) signing this Agreement on its behalf is authorized to do so and that it has not assigned or otherwise transferred any interest in any claim which is the subject of this Agreement.

13. No Recitals. Each of the Parties agrees and understands that all of the terms of this Agreement are contractual and not merely recitals.

14. Fees and Expenses. Except as expressly set forth below and for the amounts previously paid to the Investor, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the provisions in this Section 15 shall not govern any expenses incurred after the Forbearance Expiration Date, and any such expenses shall be governed by the Transaction Documents without regard to this Section 15.

15. No Duress. Each of the Parties to this Agreement was represented by counsel and this Agreement was negotiated at arm's length and should not be read against any party. Each of the Parties and their respective counsel acknowledge that they have carefully read and fully understand the provisions of this Agreement, that they have been given a reasonable period of time to consider the terms of this Agreement, and that they enter into this Agreement knowingly and voluntarily and not as a result of any pressure, coercion, or duress and thus no party shall attempt to invoke the rule of construction to the effect that ambiguities, if any, are to be resolved against the drafting party.

16. Severability. If any of the provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

17. Amendment to Securities Purchase Agreement; Indemnification Rights. Effective as of the Effective Date, the defined term “Transaction Documents” in the Securities Purchase Agreement are hereby automatically amended (such amendment, the “SPA Amendment”) to include this Agreement. The Investor hereby consents to the SPA Amendment and the SPA Amendment (as defined in each Other Agreement (as defined below)). For the avoidance of doubt, after giving effect to the SPA Amendment, the Investor shall be entitled to the indemnification rights from the Company as set forth in Section 9(k) of the Securities Purchase Agreement with respect to any breach or other violation of this Agreement and the other Transaction Documents.

18. Choice of Law and Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Investor each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and the Investor further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail in accordance with the terms of the Securities Purchase Agreement shall be deemed in every respect effective service of process in any such suit, action or proceeding.

19. Entire, Final and Binding Agreement. Each of the Parties acknowledges and agrees that this Agreement is the final and binding Agreement between them concerning the matters released. This writing contains the entire Agreement of the Parties and, in entering into this Agreement, each of the Parties acknowledges that it has not relied on any promise, agreement, representation or statement, whether oral or written, that is not expressly set forth in this Agreement.

20. Amendments or Waivers. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by the Parties.

21. Date of Execution. The date of execution of this Agreement shall be the date upon which the last of the Parties signs this Agreement.

22. Counterparts. This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time. A facsimile or PDF signature shall be deemed to be an original signature for all purposes.

23. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall made in accordance with the terms and conditions of the Securities Purchase Agreement.

24. Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any other holder of Notes (each, an “Other Investor”), and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any other agreement between the Company and such Other Investor (including, without limitation, any forbearance agreement in the form of this Agreement (other than adjustments for Permitted More Favorable Terms (as defined below)), each an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

25. Equal Treatment Acknowledgement; Most Favored Nations. The parties hereto herby acknowledge and agree that, in accordance with the terms of existing agreements with the Company, the Company is obligated to present the terms of this transaction to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of such terms offered to any Other Investor is or will be more favorable to such Person than those of the Investor and this Agreement (other than proportional differences reflecting different principal amounts of Notes outstanding, reimbursement of legal fees of Kelley Drye & Warren LLP (counsel solely to the lead investor) (the “Permitted More Favorable Terms”). If, and whenever on or after the date hereof, the Company enters into an Other Agreement with more favorable terms and/or conditions (as the case may be) (other than Permitted More Favorable Terms), then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Agreement, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 26 shall apply similarly and equally to each Other Agreement.

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IN WITNESS WHEREOF, expressly intending to be legally bound, the Parties through their duly authorized agents, have executed this Agreement as of the dates set forth below.

REEBONZ HOLDINGS LIMITED		ALTO OPPORTUNITY MASTER FUND, SPC – SEGREGATED MASTER PORTFOLIO B

By:	/s/ Samuel Lim	By:	/s/ Waqas Khatri
	Name: Samuel Lim		Name: Waqas Khatri
	Title: CEO		Title: Director